SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. ____)

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

ASTRONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ASTRONICS CORPORATION
130 Commerce Way, East Aurora, New York 14052-2191

Dear Fellow Shareholders:

        It is my pleasure to invite you to attend the 2005 Annual Meeting of Shareholders to be held at the offices of our subsidiary, Luminescent Systems, Inc., 130 Commerce Way, East Aurora, New York, at 10:00 a.m. on Thursday, April 28, 2005. The doors will open at 9:30 a.m. Please arrive early and join us for a tour of our facility. Directions are on the inside cover.

        Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

        The Annual Meeting of Shareholders will be held to consider and take action with regard to the election of six directors, the approval of the selection of the Company's auditors and the adoption of the 2005 Director Stock Option Plan.

        Complete details are included in the accompanying proxy statement.

        I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane
Chairman of the Board

Buffalo, New York
March 25, 2005

DIRECTIONS TO LUMINESCENT SYSTEMS, INC.
130 COMMERCE WAY, EAST AURORA, NY 14052-2191:

•	From I-90 (NYS Thruway), take exit 54 "Route 400 South."

•	Take Route 400 South for about 11 miles to the "Route 20A/East Aurora" exit.

•

Turn right at the end of the exit ramp onto Route 20A. Continue on 20A (also known as Main Street in East Aurora) through the village of East Aurora. After approximately 1.5 miles you will continue through a traffic circle (stay on Route 20A).

•	Continue on 20A for about .75 miles. Turn left onto Commerce Way (US Post Office is on corner). LSI is at the end of Commerce Way.

Luminescent Systems, Inc. telephone number: 716-655-0800.

ASTRONICS CORPORATION
130 Commerce Way, East Aurora, New York 14052-2191

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ASTRONICS CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Luminescent Systems Inc., 130 Commerce Way, East Aurora, New York, on Thursday, April 28, 2005 at 10:00 a.m., to consider and take action on the following:

1.	The election of six directors of the Company to serve for the ensuing year and until the next annual meeting of Shareholders and the election and qualification of their successors.

2.	The selection of Ernst & Young LLP, independent registered public accounting firm, as auditors of the Company for the current fiscal year.

3.	The approval of the Company's 2005 Director Stock Option Plan.

4.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

        FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 11, 2005 will be entitled to notice of the meeting and to vote at the meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE ANNUAL MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) IN THE RETURN ENVELOPE ENCLOSED.
By Order of the Board of Directors

/s/ David C. Burney

DAVID C. BURNEY, Secretary

Buffalo, New York
Dated: March 25, 2005

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
April 28, 2005

        This Proxy Statement and the enclosed form of proxy are furnished to the shareholders of ASTRONICS CORPORATION, a New York corporation ("Astronics" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 28, 2005 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on or about March 25, 2005.

        If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below, FOR the proposal to ratify the appointment of independent auditors and FOR the proposal to adopt the 2005 Director Stock Option Plan.

        Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time prior to its use, by a shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

Record Date and Voting Securities

        The Board of Directors has fixed the close of business on March 11, 2005 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 11, 2005, Astronics had outstanding and entitled to vote at the meeting a total of 5,992,992 shares of Common Stock and 1,832,514 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A majority of the votes cast is required to approve the selection of the Company's auditors and the adoption of the Company's 2005 Director Stock Option Plan. Under the law of the State of New York, the Company's state of incorporation, only votes cast by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld will be counted in determining the existence of a quorum, but will not be counted towards such nominee's or any other nominee's achievement of plurality or in determining the votes cast on any other proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

        The shareholders are being asked to elect six directors to the Company's Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the six nominees named below. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

        All nominees have been members of the Board since the date indicated. The nominees for director, their ages, their principal occupations during at least the past five years, their positions and offices with Astronics and the date each was first elected a director of Astronics are as follows:

Name and Age of Nominee	Positions and Offices with Astronics	First Elected or Appointed Director

Raymond W. Boushie Age 64	Director; Compensation, Audit and Nominating/ Governance Committees of the Board of Directors	2005

Robert T. Brady Age 64	Director; Compensation, Audit, and Nominating/Governance Committees of the Board of Directors.	1990
John B. Drenning Age 67	Director; Compensation and Nominating/Governance Committees of the Board of Directors.	1970

Robert J. McKenna Age 56	Director; Compensation, Audit, and Nominating/Governance Committees of the Board of Directors.	1996

Kevin T. Keane Age 72	Chairman of the Board and Director of the Company.	1970

Peter J. Gundermann Age 42	Director, President, and Chief Executive Officer of the Company.	2001

        Raymond W. Boushie recently retired as President of the Aerospace & Electronics segment of Crane Co., a segment with approximately $430 million in revenues. Mr. Boushie was previously President of Crane's Hydro-Aire Operation. Mr. Boushie received his B.A. from Colgate University, an Associate Metallurgy degree from Reynolds Metals Co. and has completed graduate work at the University of Michigan and the Wharton School of Finance and Commerce of the University of Pennsylvania.

        Robert T. Brady is the Chairman of the Board, President and Chief Executive Officer of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, precision motion and fluid controls and control systems for use in aerospace, defense and industrial markets. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.

        John B. Drenning is a partner in the Buffalo, New York law firm of Hodgson Russ LLP and has been in the private practice of law since 1964. Mr. Drenning received his law degree from Cornell University.

        Robert J. McKenna is President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets. From 1994 to October 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems. Mr. McKenna received a B.S. in Business Management from Western Kentucky University.

        Kevin T. Keane has been Chairman of the Company since 1974. Mr. Keane was previously the President and Chief Executive Officer of the Company. Mr. Keane began his career with the Company as Executive Vice President in 1970 and remains active in his role as Chairman of the Board of the Company. Mr. Keane is also actively involved in the community serving on several boards and volunteering his time with various organization in the Western New York area. He holds an A.B. in Economics and a M.B.A. from Harvard University.

        Peter J. Gundermann has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann has held the position of President of Luminescent Systems, Inc., the primary operating unit of the Company since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned a M.B.A. from Duke University.

Other Directorships

        In addition to serving as a member of the Astronics Board of Directors, Robert T. Brady is presently serving on the board of directors of the following other publicly-traded companies: Moog Inc., Seneca Foods Corporation, M&T Bank Corporation and National Fuel Gas Company. In addition to serving as a member of the Astronics Board of Directors, Mr. Boushie is presently serving on the board of directors of Moog Inc. Messrs. Robert J. McKenna and Kevin T. Keane are also members of the Board of Directors of MOD-PAC CORP., a former subsidiary of the Company that was spun-off to the Company's shareholders in March 2003.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Independence

        The Board of Directors has determined that Messrs. Boushie, Brady and McKenna are independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. In addition, the Board of Directors has determined that Mr. Drenning is independent within the meaning of the NASDAQ director independence standards for all purposes except for service on the Company's Audit Committee.

Board of Directors Meetings and Standing Committees

        The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. During the year ended December 31, 2004, the Board of Directors held five meetings. Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.

        The Audit Committee consists of Messrs. Brady (Chair), Boushie and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. In 2004, the Board of Directors determined that Messrs. Brady and McKenna were each an "audit committee financial expert" as defined under federal securities laws. Mr. Boushie did not join the Audit Committee until 2005. Information regarding the functions performed by the Audit Committee and its membership is also set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee held two meetings in 2004. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which was attached as Appendix A to the Company's proxy statement filed with the Securities and Exchange Commission on March 26, 2004. The charter of the Audit Committee is also posted on the Investor Relations section of the Company's website at www.astronics.com.

        The Compensation Committee consists of Messrs. Drenning (Chair), Boushie, Brady and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company's executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. The Compensation Committee held one meeting in 2004.

        The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Boushie, Brady and Drenning, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors. In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at a minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates. Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company's executive offices in East Aurora, New York. This information should include the candidate's name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of

Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Nominating/Governance Committee held one meeting in 2004. The Nominating/Governance Committee is not governed by a written charter but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, Inc. regulations.

Executive Sessions of the Board

        Non-management directors meet regularly in executive sessions. "Non-management" directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company's non-management directors consist of all of its current directors, except Messrs. Keane and Gundermann. An executive session of the Company's non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Code of Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics which is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company. This Code of Business Conduct and Ethics is posted on the Investor Relations section of the Company's website at www.astronics.com. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.

Compensation of Directors

        For 2004, each non-management director was paid an annual retainer of $10,000 and an additional fee of $650 for each meeting of the Board of Directors and its committees attended by the director. Directors are permitted to defer their compensation.

        The Company's 1997 Director Stock Option Plan (the "Plan") for non-salaried outside directors provides for the grant of options to purchase up to an aggregate of 100,000 shares of Common Stock (subject to adjustment to reflect share distributions). Outside directors are eligible to receive options under this Plan at the discretion of a committee appointed by the Board of Directors who are not eligible to participate in the Plan. Under the Plan, the option price is not less than the fair market value of the shares optioned on the date of grant. There is no limit on the number of options that a participant may be granted under the Plan. Options are exercisable beginning six months after grant and for so long as the holder is a director of the Company, but not longer than ten years from the date of grant.

        On February 28, 2005, the committee charged with administration of the Plan granted options to purchase 4,000 shares of Common Stock to Messrs. Boushie, Brady, Drenning and McKenna, each at an exercise price of $6.54 per share expiring on February 28, 2015.

Directors' and Officers' Indemnification Insurance

        On March 1, 2005, the Company renewed a Directors' and Officers' Liability Insurance policy written by The Chubb Group for a one year term expiring February 28, 2006 at an annual premium of $79,155. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No significant payments or claims of indemnification or expenses have been made under any such insurance policies by the Company at any time.

Contacting the Board of Directors

        Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors. The Board of Directors has also determined that the members of the Committee are independent as defined in the regulations. The Board of Directors has determined that Mr. Brady and Mr. McKenna, each an independent director, are "audit committee financial experts," as defined in applicable regulations.
February 18, 2005
Robert T. Brady, Chairman
Raymond W. Boushie
Robert J. McKenna

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Chief Executive Officer and the other executive officers of the Company and its subsidiaries. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for all the Company's executive officers, the Committee determines the grants under the Company's Incentive Stock Option Plan and oversees the administration of other compensation plans and programs.

Compensation of Executive Officers Generally

        The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a view to enhancing stockholder value. Compensation criteria are evaluated annually to ensure they are appropriate and consistent with business objectives. Executive compensation policies and programs are intended to provide rewards related to Company, subsidiary and individual performance, stockholder value, retention of a strong management team and the encouragement of professional development and growth.

Components of Compensation

        The primary components of the Company's executive compensation program are salary, bonuses and stock options which become exercisable over time.

        Salary and Bonuses. The Committee reviews the salary of executive officers annually. The Committee's review takes into consideration the Company's performance with respect to customary financial and operating yardsticks, including revenues, operating income, earnings, cash flow, and return on shareholder equity. In making salary decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to each factor considered. The Committee also reviews an annual survey of the compensation levels of executives in similar industry segments. A substantial portion of executive compensation each year is in the form of bonuses, which are awarded by the Committee immediately following the fiscal year just concluded.

        Stock Options. The Committee believes that stock options are an important method of rewarding management and of aligning management's interests with those of the stockholders. The Committee also recognizes that the Company conducts its business in competitive industries and that, in order to remain competitive and pursue a growth strategy, it must employ talented executives and managers. The Company believes that stock options are important in attracting and retaining such employees. For these reasons, the Company adopted the Incentive Stock Option Plan as a stock-based incentive program primarily for its officers and managers. Under the Incentive Stock Option Plan, the Committee may grant options to officers and managers who are expected to contribute to the Company's success. In determining the size of stock option grants, the Committee focuses primarily on the Company's performance and the role of the executives and managers in accomplishing performance objectives. Stock options generally become exercisable in equal installments over a five-year period and are granted with an exercise price equal to the fair market value of the Common Stock as of the date of grant.

        The Committee intends to continue using stock options as a long-term incentive for executive officers and managers. Because options provide rewards only to the extent the Company's stock price increases and to the extent the executives remain with the Company until the options become exercisable, the Committee believes that stock options granted under the Incentive Stock Option Plan are an appropriate means to provide executives and managers with incentives that align their interests with those of stockholders.

Compensation of the Chief Executive Officer

        Mr. Gundermann, our Chief Executive Officer, was compensated in 2004 utilizing the same general philosophy and criteria described above. The Committee believes that Mr. Gundermann's total compensation for the 2004 fairly and sufficiently rewarded him for performance.
John B. Drenning, Chairman
Raymond W. Boushie
Robert T. Brady
Robert J. McKenna

Executive Compensation Summary Table

        The following tabulation shows on an accrual basis the compensation for the three fiscal years ended December 31, 2004, received by the highest paid executive officers of the Company who received more than $100,000:

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation Awards

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options (#)	All Other Compensation (2)

Kevin T. Keane	2004	$150,000	$--	$43,892 (3)	56,800	$6,624
Chairman of the	2003	150,000	--	27,559	55,912	6,500
Board of Directors	2002	300,000	180,000	57,721	19,755	10,000

Peter J. Gundermann	2004	$224,000	$--	$71,303 (4)	84,800	$12,423
President, Chief	2003	223,000	--	18,115	33,547	13,000
Executive Officer	2002	177,000	106,000	28,365	11,555	10,000

David C. Burney (5)	2004	$103,000	$3,430	$21,344	19,500	$7,553
Vice President, Chief	2003	94,076	4,327	50,490	3,727	9,317
Financial Officer and
Secretary

______________
(1)	Represents personal use of company-leased automobiles or automobile allowance, group life insurance, medical expense, club dues, and related gross-up for income taxes.

(2)	Represents amounts accrued under the Company's Profit Sharing / 401(k) Retirement Plan. See, also, discussion under "Supplemental Executive Retirement Plan."

(3)	Includes the fair market value and related gross-up for income taxes for a company owned vehicle transferred to Mr. Keane in 2004.

(4)	Includes reimbursed relocation expenses and related gross-up for income taxes.

(5)	Mr. Burney was appointed Vice President, Chief Financial Officer and Secretary of the Company in March of 2003.

Executive Employment Agreements

        Mr. Gundermann serves as our President and Chief Executive Officer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Gundermann's attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Gundermann receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to our senior management.

        In the event Mr. Gundermann's employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

        Mr. Burney serves as our Vice President and Chief Financial Officer and Secretary under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Burney's attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Burney receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to our senior management.

        In the event Mr. Burney's employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Burney has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Burney will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

        Under the agreements with Mr. Gundermann and Mr. Burney, a "change in control" means and is deemed to have occurred if there is a transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total combined voting power of all of the Company's Class A and Class B shares of Common Stock. A transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock.

Stock Option Grant Table

        The following table sets forth information concerning stock option grants made to Kevin T. Keane, Peter J. Gundermann and David C. Burney in 2004.

OPTION GRANTS IN 2004
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%($)	10%($)

Kevin T. Keane	27,300	11.3%	$5.49	02/19/2014	$94,257	$238,865
	29,500	12.2%	$5.09	12/14/2014	$94,432	$239,309

Peter J. Gundermann	40,800	16.9%	$5.49	02/19/2014	$140,867	$356,986
	44,000	18.2%	$5.09	12/14/2014	$140,847	$356,934

David C. Burney	9,400	3.9%	$5.49	02/19/2014	$32,455	$82,247
	10,100	4.2%	$5.09	12/14/2014	$32,331	$81,932

_________________
(1)	Represents options granted under the 2001 Stock Option Plan.

(2)	Potential realizable values are based on the assumed annual growth rates for the option term. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price, which will depend on market conditions and the Company's future performance and prospects.

Stock Option Exercises and Fiscal Year-End Value Table

        The following table provides information as to stock options exercised during the fiscal year ended December 31, 2004 and the value of each such executive officer's unexercised options at December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (2)
Name	Shares Acquired on Exercise (#)	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin T. Keane	-	-	180,659	-	295	-

Peter J. Gundermann	-	-	57,164	126,801	23,584	440

David C. Burney	-	-	8,664	24,190	-	101

(1)	Market value of stock at exercise less exercise price or base price.

(2)	Based upon the closing price of the Company's Common Stock on the Nasdaq National Market System on December 31, 2004 of $5.10 per share.

Equity Compensation Plan Information

        The following table provides information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 11, 2005, including the 1992 and 2001 Stock Option Plans, the 1993 and 1997 Directors Stock Option Plans and the Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	829,999	$ 5.94	712,521

Equity compensation plans not approved by security holders	-	-	-

Total	829,999	$ 5.94	712,521

Supplemental Executive Retirement Plan Table

        The Company has a non-qualified supplemental retirement defined benefit plan for certain executives which targets a retirement benefit based on 65% of the three-year average compensation. SERP benefits are payable only to "retirement-eligible" participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90.

        For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company's Defined Profit Sharing/401(k) Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE
	Years of Service
Three Year Average Compensation	10	15	20	25	30

200,000	$100,000	$110,000	$120,000	$130,000	$130,000
250,000	125,000	137,500	150,000	162,500	162,500
300,000	150,000	165,000	180,000	195,000	195,000
350,000	175,000	192,500	210,000	227,500	227,500
400,000	200,000	220,000	240,000	260,000	260,000
450,000	225,000	247,500	270,000	292,500	292,500
500,000	250,000	275,000	300,000	325,000	325,000

Kevin T. Keane and Peter J. Gundermann have 34 and 17 years of credited service, respectively.

CORPORATE PERFORMANCE GRAPH

        The following graph compares the yearly changes in cumulative total shareholder return of (i) the Company, (ii) the S&P 500 and (iii) the NASDAQ US and Foreign Index for a period of five years commencing December 31, 1999 and ending December 31, 2004.

         The market price for Astronics Corporation Stock has been retroactively adjusted to reflect the March 14, 2003 distribution of the stock of its former subsidiary, MOD-PAC CORP., to the shareholders of Astronics Corporation.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of March 11, 2005 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner (1)	Number	Percentage	Number	Percentage

Raymond W. Boushie	-	-	-	-

Robert T. Brady (2)	85,903	1.4%	33,499	1.8%

David C. Burney (3)	15,196	*	2,855	*

John B. Drenning (4)	120,937	1.9%	75,653	4.1%

Peter J. Gundermann (5)	170,505	2.7%	59,769	3.2%

Kevin T. Keane (6)	406,280	6.4%	515,715	27.3%

Robert J. McKenna (7)	42,251	*	9,994	*

FMR Corp. (8) 82 Devonshire Street Boston MA 02109	401,607	6.3%	203,193	10.8%

Oak Forest Investment Management, Inc. (9) 9705 Carmel Court Bethesda, MD 20817	449,359	7.1%	-	-

Athena Capital Management, Inc. (10) Minerva Group L.P. David P. Cohen 621 E. Germantown Pike Suite 105 Plymouth Valley, PA 19401	331,421	5.2%	-	-

All directors and executive officers as a group (7) persons) (11)	841,072	13.2%	697,485	37.0%

_____________
(1)	The address for all directors and officers listed is: 130 Commerce Drive, East Aurora, New York 14052-2191.

(2)	Includes 49,352 shares of Common Stock and 12,656 shares of Class B Stock subject to options exercisable within 60 days.

(3)	Includes 10,079 shares of Common Stock and 2,112 shares of Class B Stock subject to options exercisable within 60 days.

(4)	Includes 49,352 shares of Common Stock and 12,656 shares of Class B Stock subject to options exercisable within 60 days.

(5)

Includes 66,707 shares of Common Stock and 13,290 shares of Class B Stock subject to options exercisable within 60 days and includes 6,114 shares of Common Stock and 3,064 shares of Class B Stock owned by Mr. Gundermann's spouse, as to which he disclaims beneficial ownership.

(6)

Includes 150,110 shares of Common Stock and 4,411 shares of Class B Stock subject to options exercisable within 60 days and includes 58,879 shares of Common Stock and 24,828 shares of Class B Stock owned by Mr. Kevin Keane's spouse or held in a trust for the benefit of Mr. Kevin Keane's spouse, as to which he disclaims beneficial ownership.

(7)	Includes 41,151 shares of Common Stock and 9,582 shares of Class B Stock subject to options exercisable within 60 days.

(8)

On April 10 and February 13, 2003, FMR Corp. filed Schedule 13G/A with the SEC on behalf of its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor. Fidelity Management & Research Company is the beneficial owner of the Common Stock as a result of acting as an investment advisor to various investment companies. The beneficial ownership information presented is based solely on these Schedule 13G/A.

(9)	The beneficial ownership information regarding Oak Forrest Investment Management, Inc. is based solely upon a Schedule 13G/A filed with the SEC on February 17, 2005.

(10)	The beneficial ownership information regarding Athena Capital Management, Inc., Minerva Group LP and David P. Cohen is based solely upon a Schedule 13G/A filed with the SEC on February 10, 2005.

(11)	Includes an aggregate of 366,751 shares of Common Stock and 54,707 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP, independent registered public accounting firm, to act as auditors of Astronics Corporation for 2005. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

        Audit Fees. The following table sets forth the fees billed to the Company for the last two fiscal years by the Company's independent certified public accounts, Ernst & Young LLP:

	2004	2003

Audit fees	$115,205	$67,600
Audit related fees	18,167	4,668
Tax fees	29,155	12,400
All other fees	--	--
Total fees	162,527	$ 84,668

        The "Audit Related Fees" in the table above consists of fees for an audit of the 401(k) Profit Sharing Plan and the due diligence related to the Company's acquisition of Advanced Electronic Systems and reimbursements of Ernst & Young LLP for expenses related to these matters. In the table above, "Tax Fees" consists of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

        Pre-Approval Policies and Procedures. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL 3

APPROVAL OF THE 2005 DIRECTOR STOCK OPTION PLAN

        The Company is asking for shareholder approval of the 2005 Director Stock Option Plan (the "Plan"), which was adopted by the Board of Directors effective on December 14, 2004, subject to shareholder approval. The Plan reflects the Company's strong commitment to corporate best practices in the area of equity compensation. Accordingly, all grants of stock options must be made at not less than 100% of fair market value, no "repricings" of options will be permitted without shareholder approval, reload stock options and loans are not provided for and there is a limit on the number of shares available under the Plan (there are no "evergreen provisions"). The minimum vote required to approve the Plan is the affirmative vote of a majority of the votes cast by all shareholders entitled to vote. No options will be granted under the Plan unless and until the shareholders of the Company approve the Plan. The full text of the Plan is attached to this Proxy Statement as Exhibit A. The following description of the Plan is qualified in its entirety by reference to the text.

        Purpose. The purpose of the Plan and options granted thereunder is to advance the Company's interest by encouraging the efforts of directors who are not employees of the Company, by heightening the desire of such directors to continue in their service and by assisting the Company to compete effectively with other enterprises for new directors.

        Effective Date. The Plan became effective on the date it was adopted by the Company's Board of Directors. The Plan requires that it be submitted to the shareholders of the Company for their approval within twelve months after its adoption. No options will be granted under the Plan unless and until the shareholders of the Company have approved the Plan.

        Number of Shares. If the Plan is approved, the maximum number of shares of Common Stock that will be available for options granted under the Plan will be 200,000 shares, subject to adjustments to reflect stock dividends, recapitalizations and other changes and adjustments in the number or kind of outstanding shares. The Plan provides that Common Stock issued under the Plan will be issued from either authorized and unissued shares or shares reacquired by the Company. If any option granted under the Plan should expire or terminate without having been exercised in full, the Plan provides that the unpurchased Common Stock subject to that option will again be available for grants under the Plan.

        Administration. The Plan provides that it will be administered by a committee appointed by the Board of Directors consisting of at least two persons who are not eligible to participate in the Plan and who may or may not be members of the Board of Directors (the "Committee"). The Committee is empowered to construe option agreements and the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; determine the provisions of option agreements; and make all other administrative determinations relating to the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the plan or in an option agreement. The Plan provides that determinations of the Committee are conclusive.

        Eligibility. Options may be granted under the Plan to directors of the Company who are not officers or employees of the Company or any of its subsidiaries at the time of the grant. Currently, four directors of the Company will be eligible for grants under the Plan.

        Written Option Agreements. Options granted under the Plan will be evidenced by a written option agreement that will contain such terms and conditions as required by the Plan and such additional provisions as the Committee may deem necessary or appropriate in its sole discretion, provided that the conditions do not conflict with the provisions of the Plan. Each option agreement must be signed by the participant and an officer of the Company designated by the Committee. The Committee will adopt the form of option agreement to be used pursuant to the Plan and it is empowered to modify, add to, or delete from the form of option agreement as it shall deem appropriate, subject to the provisions of the Plan.

        Option Prices and Payments. The Plan provides that the option price for each option granted under the Plan will be determined by the Committee, provided that the option price may not be less than the fair market value of the shares optioned as of the date of the grant. The fair market value is equal to the closing price of the Common Stock on the date of grant as reflected in reports of the automated quotation service or national securities exchange on which the Common Stock is then listed. The purchase price of the Common Stock must be paid in full upon exercise of an option in cash or in shares of capital stock of the Company. If the exercise of an option gives rise to an obligation of the Company to withhold state or federal income or other taxes, or gives rise to any other tax liability of the Company of any kind, a participant will be required to tender the amount of such tax to the Company along with the exercise price, unless the incidence of such tax cannot be lawfully placed upon the participant.

        Time of Grants. The Plan provides that options may be granted only during the thirty day period commencing one week after a press release announcing quarterly or annual results of operations of the Company.

        Exercise of Option. Options granted under the Plan will be exercisable as provided for in the applicable option agreement. The Plan provides that in no event may options be exercised during the six month period immediately following the grant.

        Duration of Option. Each option granted under the Plan will be exercisable for so long as the participant is a director of the Company, and, to the extent that the option is exercisable on the date of termination of the participant's directorship, for thirty days thereafter, but not longer than ten years from the date the option is granted. Unless otherwise expressly provided for by the Committee, on the date of termination of a participant's directorship, options granted but not yet exercisable will thereupon become exercisable.

        Death or Disability. If the holder of an option dies or becomes permanently and totally disabled while serving as a director of the Company, the option may be exercised for a period of one year thereafter, but in no event after the expiration date of the option.

        Misconduct. If a participant is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, deliberate or repeated disregard for the rules of the Company, unauthorized disclosure of any of the trade secrets or confidential information of the Company, unfair competition with the Company, inducement of any customer of the Company to breach a contract with the Company, inducement of any principal for whom the Company acts as agent to terminate that agency relationship or any culpable degree of negligence, then neither the participant nor the participant's estate is entitled to exercise any option after termination of the participant's directorship, whether or not, after termination of such directorship, such participant may receive payment from the Company for services rendered prior to termination, services for the day on which termination occurs, or other benefits.

        Transferability. Options granted under the Plan may be transferred only by will or the laws of descent and distribution.

        Adjustments to Options. Subject to the general limitations of this Plan, the Committee may modify or extend any options issued under the Plan. However, without the consent of the optionee, no modification may impair the optionee's rights or increase the optionee's obligations under the Plan. No reductions in the purchase price of shares under Options previously granted may be made except as occasioned by adjustments to reflect stock splits, stock dividends and other similar changes in capitalization.

        Adjustments of and Changes in Stock. The Plan provides that if the shares of Common Stock of the Company that are reserved for issuance under the Plan are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of such shares are increased through the payment of a stock dividend or other distribution, then there shall be substituted for or added to each share subject to the Plan the number and kind of shares of stock or other securities into which each outstanding share shall be entitled, as the case may be. Outstanding options will also be amended as to price and other terms if necessary to reflect the foregoing events. The Plan also provides that if there are any other changes in the number or kind of the outstanding shares subject to the Plan (or of any stock or other securities into which such shares have been exchanged), the Committee may, in its sole discretion, determine that such change equitably requires an adjustment in any option previously granted or any option that may be granted in the future under this Plan.

        Termination of Business. The Plan provides that upon any merger of the Company with another corporation where the Company is not the surviving corporation, dissolution or liquidation of the Company, sale of substantially all the property of the Company, or the acquisition of more than 80% of the voting power of the stock of the Company by another corporation, then the Company will have the right, at its option, to do any of the following:

        (a)         provide for the continuance of the Plan and all outstanding options granted thereunder;

        (b)         permit the immediate exercise of all outstanding options not otherwise immediately exercisable;

        (c)         terminate all outstanding options, whether exercisable or not, by paying each holder an amount equal to the aggregate current market price of the shares of Common Stock underlying the options held by the holder less the aggregate exercise price of such shares; or

        (d)         terminate the Plan and all options granted thereunder after giving written notice to all holders of exercisable options informing them of the Company's intention to terminate the options and giving the holders a reasonable opportunity to exercise their exercisable options.

        Termination and Amendment. The Plan will terminate when all of the shares underlying the options granted under the Plan have been acquired through the exercise of the options, unless the Plan is sooner terminated by the Board of Directors. No options may be granted under the Plan following its termination. Any options that are outstanding under the Plan at the time of termination will remain in effect in accordance with the terms and conditions of the Plan. The Board of Directors, at any time prior to that date, may terminate the Plan or make such changes as the Board deems advisable. Except for adjustments to reflect stock splits, stock dividends and other similar changes in capitalization, there may not be, without further approval by the shareholders of the Company, any increase in the maximum number of shares available for options, any reduction in the option price, any extension of the period during which options may be granted, or any change in the class of eligible participants.

        Certain Federal Income Tax Consequences. The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the Plan, (ii) the exercise of the option and (iii) the disposition of shares received upon the exercise of an option. This description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise.

        All options granted under the Plan will be non-qualified stock options and will not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of a nonqualified stock option to an optionee will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Plan will not be regarded as having a readily ascertainable fair market value. Accordingly, the optionee will not be subject to any income tax consequences with respect to the option unless and until the option is exercised.

        Upon the exercise of a nonqualified stock option, the optionee generally will recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. Generally, the Company will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary compensation income.

        The payment for the exercise price of a nonqualified stock option by the delivery of shares of Common Stock already owned by the optionee is generally treated as a tax-free exchange of the number of shares of Common Stock surrendered in exchange for an equal number of the shares received on exercise of the option. The optionee will recognize as ordinary compensation income an amount equal to the fair market value of the shares the optionee receives on exercise of the option in excess of the number of shares surrendered. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the tax basis of the additional shares received is the amount recognized as ordinary compensation income by the optionee, that is, the fair market value of the additional shares.

        The payment by an optionee of the exercise price of a nonqualified stock option by means of surrender of a portion of the shares that would be received on exercise will result in the optionee recognizing ordinary compensation income on the "spread" between the exercise price of the option and the fair market value of both the shares received and those surrendered. Generally, the Company will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise will be the fair market value of the shares on the date of exercise.

        The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, the length of time the shares were held by the optionee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2005 DIRECTOR STOCK OPTION PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        During 2004, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company's securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        John B. Drenning, a director of the Company, is a partner in the law firm of Hodgson Russ LLP. Hodgson Russ performed legal services for the Company in 2004.

PROPOSALS OF SHAREHOLDERS FOR 2006 ANNUAL MEETING

        To be considered for inclusion in the proxy materials for the 2006 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 25, 2005.

        If a shareholder wishes to present a proposal at the Company's 2006 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company's proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company's by-laws and applicable law. In general, the Company's by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. For purposes of the Company's 2006 Annual Meeting of Shareholders, such notice must be received not later than February 28, 2006 and not earlier than January 29, 2006. The Company's by-laws set out specific requirements that such written notices must satisfy.

        With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company's proxy materials relating to the 2006 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 8, 2006.

OTHER BUSINESS

        The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

OTHER INFORMATION

        Copies of the 2004 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052-2191.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 11, 2005, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052-2191.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ David C. Burney

David C. Burney, Secretary

Buffalo, New York
March 25, 2005

EXHIBIT A

ASTRONICS CORPORATION
2005 DIRECTOR STOCK OPTION PLAN

ARTICLE I

PURPOSE

        The purpose of this 2005 Director Stock Option Plan (the "Plan") is to advance the interest of ASTRONICS CORPORATION, a New York corporation (the "Company"), by encouraging the efforts of directors of the Company who are not employees, by heightening the desire of such persons to continue in their service and by assisting the Company to compete effectively with other enterprises for new directors.

ARTICLE II

GRANTING OF OPTIONS

        Subject to the terms and conditions of this Plan, the Company may issue options ("Options") to purchase up to two hundred thousand (200,000) shares of its $.01 par value Common Stock ("Shares") to persons eligible to participate under Section 4.1 below. Two hundred thousand (200,000) of the Company's authorized but unissued shares of Common Stock are hereby reserved for issuance under this Plan; provided, however, that treasury shares shall also be available for issuance under this Plan at the Company's discretion. Any Share subject to an Option that terminates for any reason other than exercise may be made subject to a subsequent Option.

ARTICLE III

TERM

3.1     Effective Date.

        This plan shall become effective upon its adoption by the Board of Directors. The Plan shall be submitted to the shareholders of the Company for their approval within twelve months of such adoption. No Option shall be exercisable unless and until the shareholders of the Company have approved the Plan.

3.2     Termination.

        This Plan shall terminate when all of the Shares have been acquired through exercise of Options unless sooner terminated by the Board of Directors. Any Option outstanding under this Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of this Plan.

ARTICLE IV

PARTICIPANTS

4.1     Eligible Directors.

        Options may be granted to directors of the Company unless at the time of grant they are also an executive officer or employee of the Company or any of its subsidiary corporations. As used in this Plan, "Participant" means a director of the Company and includes a director's legal representative if he or she is incompetent or deceased, or any other person who acquires the legal right to exercise a Participant's Options.

ARTICLE V

GENERAL TERMS

5.1     Written Agreement.

        Options shall be evidenced by a written Option Agreement that shall contain such terms and conditions as this Plan requires and such additional provisions as the Committee, as defined in Section 6.1, may deem necessary or appropriate in its sole discretion and that do not conflict with the provisions of this Plan. Each Option Agreement shall be signed by the Participant and an officer of the Company designated by the Committee. Options granted pursuant to this Plan need not be identical, but each Option shall be subject to the terms and conditions set forth in this Plan.

5.2     Time of Grant.

        Options shall be granted only during the thirty (30) day period commencing one week after a press release announcing quarterly or annual results of operations of the Company.

5.3     Price.

        The purchase price of the Shares under each Option shall be as determined by the Committee, but in no event less than the fair market value of the Shares optioned on the date of granting. "Fair market value" shall be deemed to be:
1.	The closing price on the date of grant as reflected in reports of the automated quotation service or national securities exchange on which the price of the Shares is reported.

In all cases where the Shares are selling ex-dividend on the date of grant, the amount of the dividend shall be added to the ex-dividend quotation to determine the fair market value of the Shares as of the date of grant; or

2.	If the fair market value cannot be established under the provisions of (1) above, then the "fair market value" shall be that value determined in good faith by the Board of Directors based on a consideration of the following relevant factors: the Company's net worth, prospective earning power, its dividend paying capacity, the value of its underlying assets, and any other factors such as the goodwill of the business, the economic outlook in the industry, the Company's position in the industry and its management, and the value of securities of corporation engaged in the same or similar businesses which are listed on a national securities exchange. The weight to be accorded by comparison or any other evidentiary factors considered by the Board of Directors in the determination of value will depend on the particular circumstances applying at the time. In every case, the determination of the Board of Directors shall be final.

5.4     Payment of Exercise Price; Taxes.

        5.4.1     The exercise price of each Option shall be paid in full at the time of exercise by cash or certified check or the exchange of Shares, or a combination of both such that the sum of (a) the aggregate fair market value (as of the exercise date) of the Shares exchanged by the Participant (as determined by the Committee), and (b) the cash paid, equals the total exercise price of the Option.

        5.4.2     If the exercise of an Option gives rise to an obligation of the Company to withhold state or federal income or other taxes, or gives rise to any other tax liability of the Company of any kind, the Participant shall tender the amount of such tax to the Company along with the exercise price, unless the incidence of such tax cannot lawfully be placed on the Participant.

5.5     Exercise of Options.

        Options shall be exercisable as provided in the Option Agreement. Except as provided in Section 5.6, in no event shall Options be exercised during the six (6) month period immediately following such grant.

5.6     Duration of Option.

        Each Option shall be exercisable for so long as the Participant is a director of the Company and, to the extent that the Option is exercisable on the date of termination of the Participant's directorship, for thirty (30) days thereafter, but not longer than ten (10) years from the date the Option is granted. Unless otherwise expressly provided for by the Committee, on the date of termination of a Participant's directorship, Options granted but not yet exercisable shall thereupon become exercisable. Nothing in this Plan requires Options to be exercisable upon grant.

5.7     Death or Disability.

        If a Participant dies or is "permanently and totally disabled" (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended ("Code")) while serving as a director of the Company, the thirty (30) day period specified in Section 5.6 above shall be one (1) year.

5.8     Misconduct.

        If a Participant is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, deliberate or repeated disregard for the rules of the Company, unauthorized disclosure of any of the trade secrets or confidential information of the Company, unfair competition with the Company, inducement of any customer of the Company to breach a contract with the Company, inducement of any principal for whom the Company acts as agent to terminate that agency relationship or any culpable degree of negligence, then neither the Participant nor the Participant's estate shall be entitled to exercise any Option after termination of the Participant's directorship, whether or not, after termination of such directorship, such Participant may receive payment from the Company for services rendered prior to termination, services for the day on which termination occurs, or other benefits.

5.9     Transferability of Option.

        Options shall be transferable only by will or the laws of descent and distribution.

5.10     No Employment Agreement.

        No Option Agreement, nor anything contained in this Plan, shall confer upon any Participant any right to continue as a director of the Company nor limit in any way the right of the Company, or the shareholders thereof, to terminate a Participant's directorship at any time.

5.11     Adjustments to Options.

        Subject to the general limitations of this Plan, the Committee may modify or extend existing Options. However, without the consent of the Optionee, no modification may impair the Optionee's rights or increase the Optionee's obligations under the Plan. No reductions in the purchase price of shares under Options previously granted may be made except as occasioned by Section 7.1.

5.12     Form of Agreement.

        The Committee shall adopt a form of Option Agreement to be used pursuant to this Plan and may modify, add to, or delete from the form as it shall deem appropriate, subject to the provisions set forth herein.

ARTICLE VI

ADMINISTRATION AND AMENDMENT OF THE PLAN

6.1     The Committee.

        This Plan shall be administered by a committee ("Committee") of at least two persons not eligible to participate in the Plan and who are appointed by the Board of Directors and may or may not be members of the Board. The Board of Directors shall fill vacancies on the Committee and may from time to time remove members from, or add members to, the Committee, provided that at all times the Committee shall have at least two members. The Committee shall act pursuant to the written consent of a majority of its members or the majority vote of its members at any meeting thereof.

6.2     Committee Rights and Powers.

        Subject to this Plan and to the supervision of the Board of Directors, the Committee shall have the authority and discretion:

(a)	to determine which of the Company's directors shall receive Options;

(b)	to determine when Options shall be granted (subject to Section 5.2 above);

(c)	to determine the terms and conditions of Options (which terms and conditions may differ between Options);

(d)	to interpret the Plan; and

(e)	to take such action as is necessary or appropriate to the administration of the Plan.

        All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants (subject to review by the Board of Directors in its sole and absolute discretion).

6.3     Administration.

        The Committee from time to time may adopt rules and regulations for implementing this Plan, and it may from time to time suspend or terminate this Plan or make such changes and additions hereto as it may deem desirable, without further action on the part of the Board of Directors or the shareholders of the Company; provided, however, that unless the Company's shareholders shall have first given their approval, then (a) the total number of Shares that may be purchased under the Plan shall not be increased except as otherwise provided in this Plan; (b) the description of the persons eligible to receive Options shall not be changed; and (c) the minimum exercise price shall not be changed. The suspension, termination or amendment of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Options theretofore granted under this Plan.

ARTICLE VII

ADJUSTMENT OF AND CHANGES IN STOCK

7.1     Changes in Stock; Stock Dividends.

        If the Shares presently constituted are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of Shares shall be increased through the payment of a stock dividend or other distribution, then notwithstanding any other provision of this Plan, there shall be substituted for or added to each Share subject to this Plan the number and kind of shares of stock or other securities into which each outstanding Share shall be entitled, as the case may be. Outstanding

Options shall also be amended as to price and other terms if necessary to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or that may be granted under this Plan, such adjustment shall be made in accordance with such determination.

7.2     Termination of Business.

        Upon any merger of the Company with another corporation where the Company is not the surviving corporation, dissolution or liquidation of the Company, sale of substantially all the property of the Company, or the acquisition of more than 80% of the voting power of the stock of the Company by another corporation, then the Company shall have the right, at its option, to do any of the following:
(a)	provide for the continuance of this Plan and all outstanding Options granted hereunder;

(b)	permit the immediate exercise of all outstanding Options not otherwise immediately exercisable;

(c)	terminate all outstanding Options, whether exercisable or not, by paying each holder an amount equal to the aggregate current market price of Shares underlying the Options held by the holder less the aggregate exercise price of such Shares; or

(d)	terminate this Plan and all Options granted hereunder after giving written notice to all holders of exercisable Options informing them of the Company's intention to terminate the Options and giving the holders a reasonable opportunity to exercise their exercisable Options.

7.3     Fractional Shares.

        No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Article VII. In the case of any such adjustment, the Shares subject to Options of each Participant shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of Options that shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE VIII

BINDING ON HEIRS, SUCCESSORS AND ASSIGNS

        Except as provided in Section 7.2 above, this Plan shall inure to the benefit of, and be binding upon, each successor to the Company. All obligations imposed upon the Participants and all rights granted to the Company under this Plan shall be binding upon each Participant's heirs, legal representatives, and successors. This Plan and the Option Agreements executed between the Company and each Participant shall be the sole and exclusive source of any and all rights that each Participant and his or her heirs, legal representatives, or successors may have in respect to this Plan or any Options or Shares granted hereunder, whether to the Participant or to any other person.

ARTICLE IX

TAX STATUS

        Options granted hereunder are not intended to be eligible for favorable tax treatment under Section 422 of the Code. The Company does not hereby, nor by way of any Plan, document, or otherwise, attempt to make any representation to any person, including the Participants, with respect to the tax effect on such person of the grant or exercise of an Option or the subsequent disposition of Shares obtained by the exercise of an Option pursuant to this Plan or any other aspect of this Plan.

ARTICLE X

PLAN GOVERNS

        If there is any discrepancy between this Plan and any documents related to this Plan, including any Option Agreement, this Plan shall govern. Nothing contained in this Plan shall be construed to constitute, or be evidence of, any right in favor of any person to receive Options hereunder or any obligation on the part of the Company to issue Options.

            130 Commerce Way, East Aurora, NY 14052
            Phone 716-805-1599 Fax 716-805-1286

You're Invited
to the
ANNUAL
SHAREHOLDERS'
MEETING

THURSDAY, APRIL 28, 2005, 10:00 A.M.
Luminescent Systems, Inc.
130 Commerce Way
East Aurora, New York

Few people care to attend the Annual Shareholders' Meeting since they are formal and legalistic, or perhaps because they are not invited.

WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.

Generally, the meeting takes one hour.

↓ Please detach and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
APPOINTMENT OF AUDITORS AND 2005 DIRECTOR STOCK OPTION PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

			FOR	AGAINST	ABSTAIN
1. Election of Directors	NOMINEES O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna	2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2005.
FOR ALL NOMINEES		3. To approve the Company's 2005 Director Stock Option Plan

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)
4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

I plan to attend the Annual meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date	Signature of Shareholder	Date

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ASTRONICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2005, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

    This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted "FOR" Proposals 1, 2 and 3.

(Continued and to be signed on the reverse side)

14475

            130 Commerce Way, East Aurora, NY 14052
            Phone 716-805-1599 Fax 716-805-1286

You're Invited
to the
ANNUAL
SHAREHOLDERS'
MEETING

THURSDAY, APRIL 28, 2005, 10:00 A.M.
Luminescent Systems, Inc.
130 Commerce Way
East Aurora, New York

Few people care to attend the Annual Shareholders' Meeting since they are formal and legalistic, or perhaps because they are not invited.

WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.

Generally, the meeting takes one hour.

↓ Please detach and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS,
APPOINTMENT OF AUDITORS AND 2005 DIRECTOR STOCK OPTION PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

			FOR	AGAINST	ABSTAIN
1. Election of Directors	NOMINEES O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna	2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2005.
FOR ALL NOMINEES		3. To approve the Company's 2005 Director Stock Option Plan.

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)
4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

I plan to attend the Annual meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date	Signature of Shareholder	Date

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ASTRONICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Common Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2005, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.      This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted "FOR" Proposals 1, 2 and 3.

(Continued and to be signed on the reverse side)

14475